Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Third Quarter Net Income Grows
as Economy Strengthens
Full-Year Earnings Guidance Increased;
FedEx International Priority Package Volume Grows 18 Percent
MEMPHIS, Tenn., March 18, 2010 ... FedEx Corp. (NYSE: FDX) today reported earnings of $0.76 per diluted share for the third quarter ended February 28, compared to $0.31 per diluted share a year ago.
“Outstanding execution of our business strategy and an improving global economy drove solid financial performance in the third quarter,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer.
Third Quarter Results
FedEx Corp. reported the following consolidated results for the third quarter:
•	Revenue of $8.70 billion, up 7% from $8.14 billion a year ago

•	Operating income of $416 million, up 129% from $182 million last year

•	Operating margin of 4.8%, up from 2.2% the previous year

•	Net income of $239 million, up 146% from last year’s $97 million
Revenue and earnings increased as a result of higher shipment growth, particularly in international express and at FedEx Ground. Strict cost controls also benefited results. Increased net fuel costs, an operating loss at FedEx Freight and the partial reinstatement of certain employee compensation programs impacted the quarter’s results. One fewer operating day year over year at each of the transportation segments also negatively affected results.
Outlook
FedEx expects earnings per share of $1.17 to $1.37 per diluted share in the fourth quarter, and $3.60 to $3.80 for fiscal 2010, which reflect the current market outlook for fuel prices and a continued modest recovery in the global economy. Previously, the company expected earnings per share of $3.45 to $3.75 for fiscal 2010. The company reported a loss of $2.82 per share in last year’s fourth quarter, which included $3.46 per share of charges primarily related to the impairment of goodwill. The company’s capital spending forecast for fiscal 2010 is now $2.9 billion, up from $2.6 billion, due to additional investments in Boeing 777 aircraft.
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“In the fourth quarter, we expect to grow our revenue and earnings through increased demand for our superior services. Yield management will continue to be a top priority across all of our operating companies,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “With our improved performance and outlook, we are reinstating various employee compensation programs, which will dampen earnings growth in the fourth quarter and fiscal year 2011. We are also continuing to invest in long-term projects that improve service and reduce operating costs, such as long-range, fuel-efficient 777 freighters.”
FedEx Express Segment
For the third quarter, the FedEx Express segment reported:
•	Revenue of $5.44 billion, up 8% from $5.05 billion a year ago

•	Operating income of $265 million, up from $45 million last year

•	Operating margin of 4.9%, up from 0.9% the previous year
Led by exports from Asia, FedEx International Priority® (IP) average daily package volume increased 18% and IP freight revenue increased 49%. U.S. domestic average daily package volume grew 1%, while revenue per package declined slightly.
Operating profit and margin improvements were driven by volume and revenue growth, particularly in higher-margin IP package and IP freight services, as well as continued actions to control spending.
FedEx Ground Segment
For the third quarter, the FedEx Ground segment reported:
•	Revenue of $1.91 billion, up 7% from last year’s $1.79 billion

•	Operating income of $258 million, up 32% from $196 million a year ago

•	Operating margin of 13.5%, up from 10.9% the previous year
FedEx Ground average daily package volume grew 5% year over year, primarily due to growth in the business-to-business market. Yield improved 2% primarily due to higher package weight. FedEx SmartPost average daily volume grew 46% due primarily to market share gains.
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Operating income and margin increased due to higher package volume and yield, lower self-insurance expenses and improved performance at FedEx SmartPost.
FedEx Freight Segment
For the third quarter, the FedEx Freight segment reported:
•	Revenue of $1.04 billion, up 14% from last year’s $914 million

•	Operating loss of $107 million, compared to an operating loss of $59 million a year ago

•	Operating margin of (10.3%), compared to (6.5%) the previous year
Less-than-truckload (LTL) average daily shipments increased 26% and LTL yield declined 8% year over year due to the effects of discounted pricing. Operating loss increased in the quarter due to lower yields and higher purchased transportation costs.
FedEx Freight and FedEx National LTL implemented a 5.9% general rate increase on February 1, 2010 and are aggressively pursuing opportunities to increase yields.
FedEx Services Segment
FedEx Services segment revenue for the third quarter, which included the operations of FedEx Office, was down 11% year over year, due to declines in copy product revenues and the September 1, 2009 realignment of FedEx SupplyChain Systems to the FedEx Express reporting segment.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $33 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 280,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
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Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2010 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 18 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com

FEDEX CORP. FINANCIAL HIGHLIGHTS
Third Quarter Fiscal 2010
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2010	2009	%	2010	2009	%
Revenue:
FedEx Express segment	$5,440	$5,050	8%	$15,678	$17,567	(11%)
FedEx Ground segment	1,910	1,793	7%	5,477	5,343	3%
FedEx Freight segment	1,040	914	14%	3,090	3,467	(11%)
FedEx Services segment	406	458	(11%)	1,322	1,499	(12%)
Other & eliminations	(95)	(78)	(22%)	(261)	(231)	(13%)

Total Revenue	8,701	8,137	7%	25,306	27,645	(8%)

Operating Expenses:
Salaries and employee benefits	3,549	3,414	4%	10,350	10,502	(1%)
Purchased transportation	1,220	1,060	15%	3,429	3,519	(3%)
Rentals and landing fees	593	609	(3%)	1,764	1,838	(4%)
Depreciation and amortization	488	496	(2%)	1,470	1,479	(1%)
Fuel	810	636	27%	2,220	3,270	(32%)
Maintenance and repairs	404	449	(10%)	1,215	1,507	(19%)
Other	1,221	1,291	(5%)	3,556	3,934	(10%)

Total Operating Expenses	8,285	7,955	4%	24,004	26,049	(8%)

Operating Income (Loss):
FedEx Express segment	265	45	489%	714	930	(23%)
FedEx Ground segment	258	196	32%	705	604	17%
FedEx Freight segment	(107)	(59)	(81%)	(117)	62	(289%)

Total Operating Income	416	182	129%	1,302	1,596	(18%)

Other Income (Expense):
Interest, net	(19)	(19)	—	(52)	(38)	37%
Other, net	(16)	(4)	NM	(28)	(7)	NM

Total Other Income (Expense)	(35)	(23)	52%	(80)	(45)	78%

Pretax Income	381	159	140%	1,222	1,551	(21%)
Provision for Income Taxes	142	62	129%	457	577	(21%)

Net Income	$239	$97	146%	$765	$974	(21%)

Diluted Earnings Per Share	$0.76	$0.31	145%	$2.43	$3.12	(22%)

Weighted Average Diluted Common and Common Equivalent Shares	315	312	1%	314	312	1%

Capital Expenditures	$432	$600	(28%)	$1,981	$1,987	(0%)

Average Full-Time Equivalents (000s)	250	248	1%	244	251	(3%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Third Quarter Fiscal 2010
(In millions)

	Feb. 28, 2010
	(Unaudited)	May 31, 2009
ASSETS

Current Assets
Cash and cash equivalents	$1,549	$2,292
Receivables, less allowances	3,937	3,391
Spare parts, supplies and fuel, less allowances	380	367
Deferred income taxes	517	511
Prepaid expenses and other	300	555

Total current assets	6,683	7,116

Property and Equipment, at Cost	30,675	29,260
Less accumulated depreciation and amortization	16,672	15,843

Net property and equipment	14,003	13,417

Other Long-Term Assets
Goodwill	2,229	2,229
Pension assets	833	311
Other assets	1,128	1,171

Total other long-term assets	4,190	3,711

	$24,876	$24,244

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$283	$653
Accrued salaries and employee benefits	959	861
Accounts payable	1,489	1,372
Accrued expenses	1,641	1,638

Total current liabilities	4,372	4,524

Long-Term Debt, Less Current Portion	1,668	1,930

Other Long-Term Liabilities
Deferred income taxes	1,384	1,071
Pension, postretirement healthcare and other benefit obligations	931	934
Self-insurance accruals	949	904
Deferred lease obligations	768	802
Deferred gains, principally related to aircraft transactions	274	289
Other liabilities	150	164

Total other long-term liabilities	4,456	4,164

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	31	31
Additional paid-in capital	2,168	2,053
Retained earnings	13,546	12,919
Accumulated other comprehensive loss	(1,362)	(1,373)
Treasury stock, at cost	(3)	(4)

Total common stockholders’ investment	14,380	13,626

	$24,876	$24,244

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Third Quarter Fiscal 2010
(In millions)
(Unaudited)

	Nine Months Ended
	February 28
	2010	2009
Operating Activities:
Net income	$765	$974
Noncash charges:
Depreciation and amortization	1,470	1,479
Other, net	363	277
Changes in operating assets and liabilities, net	(690)	(509)

Net cash provided by operating activities	1,908	2,221

Investing Activities:
Capital expenditures	(1,981)	(1,987)
Proceeds from asset dispositions and other	31	35

Net cash used in investing activities	(1,950)	(1,952)

Financing Activities:
Proceeds from debt issuance	—	1,000
Principal payments on debt	(632)	(1)
Dividends paid	(103)	(103)
Other, net	29	4

Net cash (used in) provided by financing activities	(706)	900

Effect of exchange rate changes on cash	5	(35)

Net (decrease) increase in cash and cash equivalents	(743)	1,134

Cash and cash equivalents at beginning of period	2,292	1,539

Cash and cash equivalents at end of period	$1,549	$2,673

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2010	2009	%	2010	2009	%
FINANCIAL HIGHLIGHTS
Revenue	$5,440	$5,050	8%	$15,678	$17,567	(11%)

Operating Expenses:
Salaries and employee benefits	2,136	2,064	3%	6,215	6,252	(1%)
Purchased transportation	292	241	21%	830	871	(5%)
Rentals and landing fees	397	400	(1%)	1,178	1,220	(3%)
Depreciation and amortization	254	241	5%	757	721	5%
Fuel	694	551	26%	1,903	2,823	(33%)
Maintenance and repairs	261	318	(18%)	789	1,093	(28%)
Intercompany charges	497	530	(6%)	1,436	1,595	(10%)
Other	644	660	(2%)	1,856	2,062	(10%)

Total Operating Expenses	5,175	5,005	3%	14,964	16,637	(10%)

Operating Income	$265	$45	489%	$714	$930	(23%)

Operating Margin	4.9%	0.9%	4.0 pts	4.6%	5.3%	(0.7 pts)

OPERATING STATISTICS
Operating Weekdays	62	63	(2%)	190	190	—
AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,190	1,177	1%	1,157	1,122	3%
U.S. Overnight Envelope	601	622	(3%)	608	621	(2%)
U.S. Deferred	949	907	5%	876	855	2%

Total U.S. Domestic Package	2,740	2,706	1%	2,641	2,598	2%
International Priority	530	450	18%	511	482	6%
International Domestic	317	281	13%	315	300	5%

Total Average Daily Packages	3,587	3,437	4%	3,467	3,380	3%

Average Daily Freight Pounds (000s):
U.S.	7,906	7,664	3%	7,217	7,431	(3%)
International Priority	2,577	1,590	62%	2,427	2,041	19%
International Airfreight	1,184	1,251	(5%)	1,230	1,575	(22%)

Total Avg Daily Freight Pounds	11,667	10,505	11%	10,874	11,047	(2%)

YIELD
Revenue Per Package:
U.S. Overnight Box	$19.16	$19.02	1%	$18.73	$22.24	(16%)
U.S. Overnight Envelope	10.70	10.85	(1%)	10.41	12.18	(15%)
U.S. Deferred	11.77	11.94	(1%)	11.53	13.44	(14%)

Total U.S. Domestic Package	14.74	14.77	(0%)	14.43	16.94	(15%)
International Priority	53.23	53.12	0%	52.59	59.89	(12%)
International Domestic	7.22	6.63	9%	7.12	7.81	(9%)

Composite Package Yield	$19.76	$19.13	3%	$19.39	$22.25	(13%)

Revenue Per Freight Pound:
U.S.	$1.07	$1.08	(1%)	$1.07	$1.22	(12%)
International Priority	2.06	2.21	(7%)	1.97	2.28	(14%)
International Airfreight	0.84	0.88	(5%)	0.79	1.04	(24%)

Composite Freight Yield	$1.26	$1.23	2%	$1.24	$1.39	(11%)

Average Full-Time Equivalents (000s)	130	129	1%	127	129	(2%)

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2010	2009	%	2010	2009	%
FINANCIAL HIGHLIGHTS
Revenue	$1,910	$1,793	7%	$5,477	$5,343	3%
Operating Expenses:
Salaries and employee benefits	289	278	4%	859	824	4%
Purchased transportation	771	725	6%	2,197	2,241	(2%)
Rentals	63	58	9%	184	167	10%
Depreciation and amortization	83	85	(2%)	251	246	2%
Fuel	3	3	—	6	8	(25%)
Maintenance and repairs	41	35	17%	119	109	9%
Intercompany charges	207	180	15%	587	538	9%
Other	195	233	(16%)	569	606	(6%)

Total Operating Expenses	1,652	1,597	3%	4,772	4,739	1%

Operating Income	$258	$196	32%	$705	$604	17%

Operating Margin	13.5%	10.9%	2.6 pts	12.9%	11.3%	1.6 pts

OPERATING STATISTICS
Operating Weekdays	62	63	(2%)	190	190	—
Average Daily Package Volume (000s)
FedEx Ground	3,674	3,511	5%	3,526	3,440	3%
FedEx SmartPost	1,489	1,020	46%	1,248	790	58%

Yield (Revenue Per Package)
FedEx Ground	$7.75	$7.62	2%	$7.63	$7.72	(1%)
FedEx SmartPost	$1.59	$1.67	(5%)	$1.53	$1.92	(20%)

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Third Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2010	2009	%	2010	2009	%
FINANCIAL HIGHLIGHTS
Revenue	$1,040	$914	14%	$3,090	$3,467	(11%)
Operating Expenses:
Salaries and employee benefits	532	529	1%	1,552	1,735	(11%)
Purchased transportation	191	104	84%	477	435	10%
Rentals	29	34	(15%)	85	102	(17%)
Depreciation and amortization	49	59	(17%)	150	166	(10%)
Fuel	112	83	35%	310	439	(29%)
Maintenance and repairs	36	33	9%	105	117	(10%)
Intercompany charges[1]	99	29	NM	249	80	NM
Other	99	102	(3%)	279	331	(16%)

Total Operating Expenses	1,147	973	18%	3,207	3,405	(6%)

Operating (Loss) Income	($107)	($59)	(81%)	($117)	$62	(289%)

Operating Margin	(10.3%)	(6.5%)	(3.8 pts)	(3.8%)	1.8%	(5.6 pts)

OPERATING STATISTICS
LTL Operating Weekdays	61	62	(2%)	188	188	—
LTL Shipments Per Day (000s)	83.4	66.0	26%	79.1	76.4	4%
Weight Per LTL Shipment (lbs)	1,133	1,121	1%	1,124	1,129	(0%)
LTL Revenue/CWT	$16.82	$18.21	(8%)	$17.24	$19.46	(11%)

1	—	During the first quarter of fiscal 2010, approximately 2,700 FedEx Freight segment employees were transferred to the FedEx Services segment. These employees represented the sales, marketing, IT, pricing, customer service, claims and credit and collection functions of the FedEx Freight segment. For 2010, the costs of these functions are being allocated to the FedEx Freight segment through intercompany charges. There is no net impact to the FedEx Freight segment operating income and margin.